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                                                                   EXHIBIT 10.35

                                    EXHIBIT A

                           RESTRICTED STOCK AGREEMENT


         THIS RESTRICTED STOCK AGREEMENT, dated as of August 14, 1998, is made by and between Arden Realty, Inc., a Maryland corporation (the "Company"), and Andrew J. Sobel an employee of the Company (the "Holder"):

        WHEREAS, the Company has established the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership (the "Plan"); and

         WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

         WHEREAS, the Plan provides for the issuance of shares of the Company's Common Stock (as defined herein) which may be subject to certain restrictions thereon (hereinafter referred to as the "Restricted Stock"); and

         WHEREAS, the Compensation Committee of the Company's Board of Directors (the "Committee"), has determined that it would be to the advantage and in the best interest of the Company and its stockholders to obtain and retain the services of directors, key Employees and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1. General. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

         1.2. Board. "Board" shall mean the Board of Directors of the Company.

         1.3. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.4. Committee. "Committee" shall mean the Compensation Committee of the Board, or another committee or a subcommittee of the Board, appointed as provided in Section 9.1 of the Plan.

         1.5. Common Stock. "Common Stock" shall mean the common stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized



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to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock.

         1.6. Company. "Company" shall mean Arden Realty, Inc., a Maryland corporation.

         1.7. Company Subsidiary. "Company Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Company Subsidiary" shall also mean any partnership in which the Company and/or any Company Subsidiary owns more than 50 percent of the capital or profits interests; provided, however, that "Company Subsidiary" shall not include the Partnership nor any Partnership Subsidiary.

        1.8. Director. "Director" shall mean a member of the Board.

        1.9. Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        1.10. Partnership. "Partnership" shall mean Arden Realty Limited Partnership, a Maryland limited partnership.

        1.11. Partnership Subsidiary. "Partnership Subsidiary" shall mean any partnership in an unbroken chain of partnerships beginning with the Partnership if each of the partnerships other than the last partnership in the unbroken chain then owns more than 50 percent of the capital or profits interests in one of the other partnerships. "Partnership Subsidiary" shall also mean any corporation in which the Partnership and/or any Partnership Subsidiary owns stock possessing 50 percent or more of the total combined voting power of all classes of stock.

        1.12. Plan. "Plan" shall mean the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership.

        1.13. Restricted Stock. "Restricted Stock" shall mean Common Stock awarded under Article VI of the Plan.

        1.14. Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

        1.15. Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

        1.16. Subsidiary. "Subsidiary" shall mean any Company Subsidiary or Partnership Subsidiary.

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                                   ARTICLE II.
                            AWARD OF RESTRICTED STOCK

         2.1. Award of Restricted Stock. For good and valuable consideration which the Committee has determined to exceed the par value of its Common Stock, on the date hereof the Company issues to the Holder 42,533 shares of its Common Stock upon the terms and conditions set forth in this Agreement.

         2.2. Consideration to the Company. In consideration for the issuance of the Restricted Stock by the Company, Holder hereby executes and delivers to the Company a Promissory Note, in the original principal amount of $1,000,000 (the "Note"), in the form of Exhibit "A" attached hereto. As additional consideration, the Holder agrees to remain in the employ of the Company, the Partnership, or any Subsidiary (whichever is applicable) with such duties and responsibilities as the Company, the Partnership or any Subsidiary (as applicable) shall from time to time prescribe, for a period of at least one year after the Restricted Stock is issued. Nothing in this Agreement or in the Plan shall confer upon the Holder any right to continue in the employ of the Company, the Partnership or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Subsidiary which are hereby expressly reserved, to discharge the Holder at any time for any reason whatsoever, with or without cause.


                                  ARTICLE III.
                                  MISCELLANEOUS

         3.1. Administration. The Committee shall have the power to interpret the Plan, this Agreement and all other documents relating to Restricted Stock and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Holder, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Stock and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation. The Board shall have the right to exercise any of the rights or duties of the Committee under the Plan and this Agreement except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

         3.2. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

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                  (a) The admission of such shares to listing on all stock
         exchanges on which such class of stock is then listed; and

                  (b) The payment by the Holder of all amounts required to be withheld, under federal, state and local tax laws, with respect to the issuance of Restricted Stock; and

                  (c) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

                  (d) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

                  (e) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

         3.3. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Holder shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 3.3, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Holder shall, if the Holder is then deceased, be given to the Holder's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 3.3. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

         3.4. Rights as Stockholder. Except as otherwise provided herein, upon delivery of the shares of Restricted Stock to the Holder, the Holder shall have all the rights of a stockholder with respect to said shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares or Restricted Stock.

         3.5. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

         3.6. Conformity to Securities Laws. The Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including but not limited to, the Securities Act and the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection


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therewith. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Stock shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Restricted Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         3.7. Amendment. This Agreement and the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the committee. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under an Award previously theretofore granted unless expressly provided therein.

         3.8. Governing Law. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

         3.9. Section 83(b). The Employee covenants that he will not make an election under Section 83(b) of the Code with respect to the receipt of any share of Restricted Stock.

                  IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

                                   ARDEN REALTY, INC.,
                                   a Maryland Corporation



                                   By:  ______________________
                                           Victor J. Coleman
                                            President

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Holder
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Address
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